EXHIBIT 10.1


                 2002 STATEWIDE RESIDENTIAL APPLIANCE RECYCLING
                                PROGRAM AGREEMENT




                                     BETWEEN




                              ARCA CALIFORNIA, INC.


                                       AND


                       SOUTHERN CALIFORNIA EDISON COMPANY














   THIS PROGRAM IS FUNDED BY CALIFORNIA UTILITY CUSTOMERS AND ADMINISTERED BY SOUTHERN CALIFORNIA EDISON COMPANY UNDER THE AUSPICES OF THE CALIFORNIA PUBLIC
                              UTILITIES COMMISSION.

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        2002 STATEWIDE RESIDENTIAL APPLIANCE RECYCLING PROGRAM AGREEMENT

                                TABLE OF CONTENTS


                                                                 Page
1     DEFINITIONS                                                 2
2     GENERAL TERMS                                               5
3     CONTRACT DOCUMENTS                                          5
4     CONTRACTOR RECYCLING SERVICES                               6
5     CONTRACTOR REPORTS                                          10
6     CONTRACTOR CUSTOMER COMPLAINT
      AND DISPUTE RESOLUTION PROCESS                              12
7     ELIGIBLE CUSTOMERS AND REFRIGERATORS AND FREEZERS           12
8     INELIGIBLE CUSTOMERS AND REFRIGERATORS AND FREEZERS         13
9     CONTRACTOR'S COMPENSATION                                   14
10    CONTRACTOR BILLING                                          16
11    SCE RESPONSIBILITIES                                        17
12    OWNERSHIP AND CUSTOMER CONFIDENTIALITY REQUIREMENTS         17
13    CONFLICT OF INTEREST                                        19
14    RIGHT TO AUDIT                                              20
15    CHANGES                                                     20
16    PERMITS, CODES AND STATUTES                                 20
17    WARRANTY                                                    21
18    TITLE                                                       21
19    INSURANCE                                                   21
20    INDEMNITY                                                   23
21    TERM AND TERMINATION                                        24
22    WRITTEN NOTICES                                             25


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        2002 STATEWIDE RESIDENTIAL APPLIANCE RECYCLING PROGRAM AGREEMENT

                                TABLE OF CONTENTS


                                                                 Page
23    SUBCONTRACTS                                                26
24    INDEPENDENT CONTRACTOR NON-DISCRIMINATION CLAUSE            26
25    NON-DISCRIMINATION CLAUSE                                   26
26    CPUC AUTHORITY TO MODIFY                                    27
27    NON-WAIVER                                                  27
28    ASSIGNMENT                                                  27
29    FORCE MAJEURE                                               27
30    DISPUTE RESOLUTION                                          27
31    SEVERABILITY                                                28
32    GOVERNING LAW                                               28
33    SECTION HEADINGS                                            29
34    SURVIVAL                                                    29
35    NONRELIANCE                                                 29
36    ATTORNEYS' FEES                                             29
37    COOPERATION                                                 29
38    ENTIRE AGREEMENT                                            29
39    COUNTERPARTS                                                30


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             2002 STATEWIDE RESIDENTIAL APPLIANCE RECYCLING PROGRAM
                                    AGREEMENT


THIS AGREEMENT ("Agreement") is made and entered into as of the lst day of April, 2002, by and between SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation ("SCE") and ARCA CALIFORNIA, INC., a California corporation and wholly owned subsidiary of Appliance Recycling Centers of America, Inc. ("Contractor"). SCE and Contractor are also each individually referred to herein as "Party" and collectively as "Parties."


                                    RECITALS

         WHEREAS the Parties desire to implement an appliance recycling program in 2002 under the terms and conditions required by the California Public Utilities Commission and as set forth herein, for the removal of older, working inefficient refrigerators and freezers ("Eligible Refrigerators and Freezers") from customer residences in the separate service territories of SCE, Pacific Gas & Electric ("PG&E"), and San Diego Gas & Electric ("SDG&E") ("the 2002 Statewide Residential Appliance Recycling Program" or "Program").

         WHEREAS, SCE desires to ensure the safe, lawful recovery and recycling or lawful disposal, as necessary, of CFCs, HCFCS, HFCS, PCBS, mercury, and used oil and Hazardous Materials.

         WHEREAS, in furtherance thereof, SCE desires to contract with Contractor for comprehensive management of the 2002 Statewide Residential Appliance Recycling Program.

         WHEREAS, Contractor desires to contract with SCE for the comprehensive management of the 2002 Statewide Residential Appliance Recycling Program, said management to include, but is not limited to, collection and dismantling of primary and secondary working Eligible Refrigerators and Freezers; removal of CFCs, HCFCS, HFCS, PCBs and other Hazardous Materials from collected Eligible Refrigerators and Freezers; handling storage and legal disposal of compressor oil, PCBs and other Hazardous Materials; recycling of metal, sulfur dioxide, CFCs, HCFCS, HFCs and oil; providing incentives to participating Utility customers who relinquish Eligible Refrigerators and Freezers, performance of a Program Participant survey, and providing reports and data to assist SCE in tracking program goals and expenditures and evaluating the program.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT


         WHEREAS, Contractor represents (i) that it has knowledge of the federal Clean Air Act, the Resource Conservation and Recovery Act, and Toxic Substances Control Act as well as the California Health and Safety Act (Article 10.1, commencing with Section 25211 of Chapter 6.5 of Division 20), the California Public Resources Code (Chapter 3.5, commencing with Section 42160 of Part 3 of Division 30), and all other applicable federal, state, and local regulations regarding the proper processing and recycling of refrigerators and freezers and hazardous materials contained within the refrigerators and freezers; (ii) that it has knowledge of the hazards associated with the removal, handling, storage, recycling, and legal disposal of hazardous materials; (iii) that it has experience and expertise in such removal, handling, storage, recycling, and legal disposal; (iv) that it uses only qualified personnel, (including subcontractor's and agent's personnel) who have been instructed and certified in the proper safety procedures to be used in such removal, handling, storage, recycling, or legal disposal, and (v) that it has established and will continue to operate and maintain its recycling center in the City of Compton or other areas acceptable to Contractor and SCE.

         WHEREAS, the Parties hereto desire to set forth terms and conditions under which the aforesaid management services shall be performed and which shall constitute the Parties' agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, the payments and agreement to be made and performed by SCE as set forth, the Parties agree as follows:


1.       DEFINITIONS

         1.1 Agreement: This document, the terms and conditions contained in this Agreement as amended from time to time.

         1.2 Amendment: Future document signed by the authorized representatives of both Parties which changes or modifies the terms of this Agreement.

         1.3 Business Day: The period from one midnight to the following midnight, excluding Saturdays, Sundays, and holidays.

         1.4 Calendar Day: The period from one midnight to the following midnight, including Saturdays, Sundays, and holidays.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         1.5      CFCs: Chlorofluorocarbons. (See also HCFCs and HFCS.)

         1.6 CFC-11: Chlorofluorocarbons used as the blowing agent in the refrigerator and freezer polyurethane foam insulation.

         1.7 Change Order: Document issued by SCE to Contractor and accepted by Contractor that changes or modifies the terms of this Agreement.

         1.8 Contract Period: APRIL 1, 2002 TO DECEMBER 31, 2002 for completion of the Work. Contractor's final report shall be submitted to SCE on or before January 31, 2003, or as extended by order of the CPUC. (See also Section 21 - "Term and Termination.")

         1.9      CPUC: the California Public Utilities Commission.

         1.10 Disposition Code: Code assigned to each customer appliance turn-in order form (ATO) that identifies whether a working or non-working Refrigerator or Freezer was collected, or disabled with the customer's permission, if the order was cancelled by the customer, which incentive was selected, and other similar details regarding each order.

         1.11 Documentation: Specifications, procedures, instructions, reports, test results, analyses, calculations, manuals, and other data specified in the Purchase Order, Change Order, this Agreement, and any amendment to this Agreement, as required by any legal entity having jurisdiction over the Work.

         1.12 Eligible Customer: A resident in a participating Utility service territory who occupies an existing single-family residential (Domestic Rate) or multi-unit dwelling or mobile home, or is the owner or authorized representative of existing multifamily housing and who may qualify-for the 2002 Statewide Residential Appliance Recycling Program. Eligible Customers include customers who reside in a participating Utility service territory but who take distribution services from an entity other than a participating Utility. (See Section 7 of this Agreement.)

         1.13 Eligible Refrigerators and Freezers: Refrigerators and freezers that meet the 2002 Statewide Residential Appliance Recycling Program refrigerator and freezer eligibility criteria as set forth in Section 7 of this Agreement.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         1.14 Hard-to-Reach: Eligible Customers who are residents of areas other than the Los Angeles basin, San Francisco Bay Area, San Diego Area or Sacramento and/or are moderate income and/or multifamily or mobile home tenants and are within the zip codes.

         1.15 Hazardous Materials: Any substance or material which has been designated as hazardous or toxic by the U.S. Environmental Protection Agency, the California Department of Toxic Substances Control and/or any other governmental agency now or hereinafter authorized to regulate materials in the environment, including, but not limited to "Materials which require special handling" as defined in California Public Resources Code Section 42167 or other applicable code, rule or regulation, which is contained in or is derived from the Eligible Refrigerators or Freezers.

         1.16 HCFCs and HFCS: hydrochlorofluorocarbons, and hydrofluorocarbons. (See also CFCs.)

         1.17     PCB: Polychlorinated Biphenyl.

         1.18 PGC funds: Public Goods Charge Funds. The source of the funds used to pay Contractor for work performed pursuant to this Agreement.

         1.19 Primary Refrigerator or Freezer: Refrigerator or freezer currently in use by customer as the main refrigerator or freezer.

         1.20 Program Participants: Eligible Customers who turn in Eligible Refrigerators or Freezers during the Contract Period.

         1.21 Purchase Order: Document issued by SCE to facilitate payment to Contractor for the Work described herein.

         1.22 Recycling Center: The site at which Contractor will process Eligible Refrigerators and Freezers, remove CFCs, HCFCS, HFCs, PCBs and other Hazardous Materials, and recycle or legally dispose of Hazardous materials.

         1.23 Recycling Charge: Per-unit price paid by SCE for services performed by Contractor for the Work. The Recycling Charge does not include marketing, incentive or handling fee charges.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         1.24 Remote Area: A city or town that, because of its population and distance from the Contractor's base of operations, justifies the use of an extended timeframe (up to 25 Business Days from the initial customer contact) to complete collection when mutually agreed to by the Parties.

         1.25 Secondary Refrigerator or Freezer: Surplus refrigerator or freezer currently in use and utilized by customer concurrently with primary refrigerator or freezer.

         1.26 2002 Statewide Residential Appliance Recycling Program: 2002 Program implemented in the separate service territories of SCE, PG&E, and SDG&E. Contractor's specific authorized activities to be performed in the Utilities' respective service territories.

         1.27 Subcontractor: An entity contracting directly or indirectly with Contractor to furnish services or materials as part of or directly related to Contractor's Work.

         1.28     Utility or Utilities: SCE, PG&E, and/or SDG&E.

         1.29 Work: Any and all obligations of Contractor to be performed for SCE, PG&E and SDG&E and Eligible Customers of SCE, PG&E and SDG&E pursuant to this Agreement, any Amendment to this Agreement, or a subsequent Purchase Order or Change Order incorporating this Agreement. The Work shall include the services described in Sections 4, 5, 6, and 10 of this Agreement, but is not limited to, Eligible Refrigerator and Freezer collection, Eligible Refrigerator and Freezer processing, handling, storing, recycling, and legal disposal of Hazardous Materials and Documentation preparation, customer complaint resolution and other related activities.

2.       GENERAL TERMS

         Contractor shall perform the Work and its associated obligations described below as an independent contractor.

3.       CONTRACT DOCUMENTS

         This Agreement shall consist of the following documents: this Agreement, any amendments to this Agreement, Purchase Orders, and Change Orders.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         In the event of any conflict or apparent conflict between any of the provisions of the documents comprising this Agreement, the following order of construction of the documents shall apply:

                  (i) Amendments to the Agreement in chronological order from the most recent to the earliest;
                  (ii) Change Orders incorporating and reflecting any Amendments to the Agreement in chronological order from the most recent to the earliest;
                  (iii)    This Agreement including all attachments; and
                  (iv)     Purchase Order incorporating this Agreement.

         Each Party shall notify the other immediately upon the identification of any such conflict or inconsistency.

4.       CONTRACTOR RECYCLING SERVICES

         4.1 Contractor shall be responsible for Program participant service activities, including providing an inbound 800 telephone number for customers to access in English or Spanish, a web page which allows statewide customer access for inquiries and/or qualification and to signup for appointments 24 hours a day, seven days a week, all communication services, verification of customer and refrigerator or freezer eligibility, scheduling Eligible Refrigerator and Freezer collection appointments, documentation of Program Participant data, and other activities. The web site content shall be approved by SCE. Any changes to the content must be reviewed and approved by SCE prior to implementation.

         4.2 Contractor shall be responsible for the following collection services in the service territory of each Utility:

                  (i) Collect all Eligible Refrigerators and Freezers from Eligible Customers' residences within 20 Business Days from the date the Refrigerator or Freezer was scheduled for pickup (unless otherwise requested by the Eligible Customer). In Remote Areas of the service territory, or as approved by SCE's Program Manager, collection shall be no later than 25 Business Days from the date the Eligible Refrigerator or Freezer was scheduled for pickup, unless otherwise requested by the Eligible Customer. In the event of


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                           unanticipated high demand (beyond the projected monthly participation estimates) for Program services, Contractor and the SCE Program Manager shall, by mutual agreement, establish other appropriate time limitations as necessary.

                           A twenty-five percent (25%) reduction in the Recycling Charge shall be made by SCE if Eligible Refrigerators and Freezers are collected later than 20 Business Days after the Eligible Refrigerator or Freezer was scheduled for pickup and 25 Business Days in Remote Areas of each Utility's service territory after the Eligible Refrigerator or Freezer was scheduled for pickup or unless the Eligible Customer requested the later collection date or unless the Contractor and the SCE Program Manager shall, by mutual agreement, establish other appropriate time limitations as necessary.

                  (ii) Ensure that the Eligible Refrigerator or Freezer is a working unit before removing it from a residence;
                  (iii) Disable the Eligible Refrigerator or Freezer prior to leaving pick-up location; and
                  (iv) Transport and process the Eligible Refrigerator or Freezer at its Recycling Center.

         4.3 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the dismantling of Eligible Refrigerators and Freezers, processing of metal panels and components, recycling of recovered scrap metal, removal and management including, but not limited to, recycling or lawful disposal of Hazardous Materials.

         4.4 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the removal and management of all capacitors found in Eligible Refrigerators and Freezers, and the removal and disposal of compressor oil, CFCs, HCFCS, HFCS, PCBS, and other Hazardous Materials from the time Contractor collects Eligible Refrigerators and Freezers pursuant to this Agreement.

         4.5 For each Utility, Contractor and SCE shall establish and implement a financial incentive service as follows:


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         4.5.1 Each Program Participant will be entitled to receive a check in the amount of Thirty-five Dollars ($35.00) or a 5-pack set of compact fluorescent lamps (CFL Pack) which will be provided to Contractor by SCE. The check and the CFL Pack are each referred to individually as the "Incentive".

         4.5.2 SCE shall arrange for the CFL Packs to be delivered to Contractor at a location to be mutually agreed upon by the Parties. SCE shall require the manufacturer to deliver the CFL Pack in packages designed to diminish the possibility of damage to the units during transit.

         4.5.3 Upon receipt of each shipment of CFL Packs, Contractor shall inspect the shipment for any damaged or defective CFL Packs. Contractor shall contact the SCE Program Manager for instructions regarding the disposition of any damaged and/or defective CFL Pack. SCE shall reimburse Contractor for all costs associated with the return of any such damaged and/or defective CFL Pack.

         4.5.4 Contractor shall deliver CFL Pack to Program Participants at the time the Eligible Refrigerator or Freezer is picked up. Each Program Participant who receives a CFL Pack must sign a receipt acknowledging that he/she received the CFL Pack.

         4.5.5 If, after a CFL Pack is delivered by Contractor, a Program Participant alleges that a CFL Pack is damaged or defective, SCE shall replace such defective and/or damaged CFL Pack. SCE shall be responsible for the replacement of the damaged and/or defective CFL Pack, including, but not limited to, the Program Participant's receipt of a new CFL Pack. If the damage to a CFL Pack is the result of any action by Contractor, SCE shall be relieved of any obligation to pay Contractor a Handling Fee in connection with the damaged CFL Pack.

         4.5.6 Contractor shall process and mail Incentive checks via the U.S. Postal System within 15 Business Days of the date the Eligible Refrigerator or Freezer was picked up.

         4.5.7 As required under Section 10, Contractor shall provide SCE with a weekly listing of Program Participants qualifying for an Incentive check or CFL Pack for SCE's approval. The weekly listing shall include the date of pickup and date the Incentive check was mailed or date the CFL Pack was provided to Program Participants.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT


         4.5.8 Upon SCE's reimbursement of Contractor for the Incentives described in Section 4 of this Agreement, SCE shall be under no further obligation with respect to reimbursement of such amounts and such reimbursement shall constitute full payment to Contractor on behalf of the Program Participants entitled to receive Incentives. Moreover, upon SCE's payment to Contractor of such reimbursement, Contractor shall be deemed the holder of such property as far as the interests of the Program Participants for any and all purposes, including, but not limited to, complying with the unclaimed property laws of California and any and all other applicable states. SCE shall not assume any responsibility for other disposition of the reimbursement payments after such reimbursement is paid to Contractor and shall not be entitled to the reversion of any amounts so paid.

         4.6 Contractor Exceptions List. Contractor shall provide SCE with its Customer Exceptions list within five (5) Business Days of receipt of the relevant customer records information from SCE.

         4.7 Contractor services documentation and record maintenance services. Contractor shall document and maintain records for services performed under this Agreement on a Utility-specific basis, as follows:

         4.7.1 Appliance Turn-in Order Form (ATO) to collect data such as (a) customer name, address, home and work phone numbers, (b) Utility account number, (c) Eligible Refrigerator or Freezer manufacturer's name model and style, (d) defrost type, color, size, amperage, and estimated age of unit; (e) location of Eligible Refrigerator or Freezer within the residence, (f) disposition code for each Program Participant indicating which Incentive was selected, (g) disposition code which indicates operating condition of Eligible Refrigerator or Freezer, (h) identification of units containing CFC-11, HCFCs and HFCS, (i) special pick-up instructions (if applicable), and j) in all cases each participating Eligible Customer's signature, when Contractor picks up an Eligible Refrigerator or Freezer. Contractor shall obtain the signature of customer in the event refrigerator or freezer is discovered not to be an Eligible Refrigerator or Freezer.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  ATO data shall be compiled in electronic mode, employing a software program suitable for exchange of information with SCE, subject to the approval of SCE's Program Manager.

                  Contractor shall utilize a computer software program designed to assign a Disposition Code to each ATO for each Program Participant.

                  ATO originals shall be maintained at the Contractor's Recycling Center and made available to SCE in accordance with
                  Section 14 of this Agreement.

         4.8 Contractor Survey. Contractor shall conduct a Program Participant telephone survey throughout the year using a stratified purposeful sample of 5% to 20% of the total number of Program Participants. The stratification and frequency of the survey may be modified periodically by SCE, provided that an Amendment to this Agreement or a separate agreement shall be entered into if any such modification necessitates unreasonable labor, as substantiated by Contractor, requiring the negotiation of a charge separate from the Recycling Charge. The purpose of the survey shall be to elicit information such as refrigerator or freezer use, customer demographics and customer satisfaction. Survey questions, stratification and frequency of survey may be modified periodically as determined by SCE.

5.       CONTRACTOR REPORTS

         5.1 Contractor shall provide SCE with separate reports for each participating Utility for the services performed under this Agreement. Required data shall be compiled in electronic mode, employing a software suitable to exchange information with SCE, subject to approval of SCE's Program Manager. SCE may request that Contractor submit program documentation, including invoices, electronically.

         5.1.1    A weekly invoice report as described below in Section 10;

         5.1.2 A monthly report, provided no later than the 15th Calendar Day of the preceding month's activity which shall contain the following:


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  (i) Number of Eligible Refrigerators and Freezers processed through the Recycling Center during the previous month and the size in cubic feet, year of manufacture, style, and defrost type.

                  (ii) Environmental data such as an estimated breakdown of amount of CFCs/HCFCs/HFCs recovered; number of pounds of PCB articles removed; number of pounds of mercury articles removed, number and size of recycled Eligible Refrigerators and Freezers containing CFC-11; amount of compressor oil recycled; and weight of metals materials sold for recycling: and the weight of non-recyclable materials disposed.

                  (iii) An unaudited accounting of CFL packs remaining in Contractor's inventory of CFL packs. At the end of the program year, Contractor shall complete and provide SCE with a reconciliation to account for the CFL packs that were defective, damaged, or stolen. Contractor shall reimburse SCE for any and all CFL Packs stolen from Contractor after delivery to Contractor.

         5.1.3 A final Program report summarizing year-to-date Program information, if required, shall be submitted to SCE no later than thirty (30) Calendar Days after the termination of this Agreement.

         5.1.4 Customer Comments and Complaints Report. Contractor shall provide SCE with a monthly status report on customer comments and status of customer complaints (on a cumulative basis) as described below in Section 6.

         5.1.5 Aging Reports. A report indicating the number of Eligible Refrigerators and Freezers that were collected during the preceding month and that were scheduled for collection from Eligible Customers during that month, the date of the initial contact with the Eligible Customer, any subsequent rescheduled dates initiated by Eligible Customer, the date or dates the Eligible Refrigerator or Freezer was scheduled for collection, and the actual collection date.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         5.1.6 Upon reasonable written request from an authorized representative of SCE, special and nonrecurring reports during the course of the 2002 Statewide Residential Appliance Recycling Program. Such report content will be developed by the Parties in anticipation of or response to requests from the CPUC, SCE internal audits, or compilation of data relevant to the 2002 Statewide Residential Appliance Recycling Program activities. An amendment to this Agreement or a separate agreement shall be entered into only if any such report necessitates unreasonable labor, as substantiated by Contractor, requiring the negotiation of a charge separate from the Recycling Charge.

6.       CONTRACTOR CUSTOMER COMPLAINT AND DISPUTE RESOLUTION PROCESS.

         6.1 Contractor shall be responsible, to the complete satisfaction of SCE, for developing and implementing a process for the management of customer complaints. Contractor shall undertake activities to resolve customer complaints in an expedited manner including, but not limited to: (a) ensuring adequate levels of professional customer service staff, (b) direct access of customer complaints to supervisory and/or management personnel, and (c) ensuring sufficient levels of delivery personnel expected during times of high volume.

         6.2 For each Utility, a Customer Comment Tracking System for recording customer inquiries, complaints, and positive feedback. This Customer Comment Tracking System is to include, but is not limited to, dates of customer complaints, information on the number, characterization, resolution of customer complaints, date of each complaint resolution, and tracking of the total number of telephone calls, duration of calls, number of calls placed on hold, duration of time calls are on hold, and number of cancelled calls (hang-ups).

7.       ELIGIBLE CUSTOMERS AND REFRIGERATORS AND FREEZERS

         7.1 ELIGIBLE CUSTOMERS for the 2002 Statewide Residential Appliance Recycling Program shall include the following:

                  7.1.1 Customer is a resident in a participating Utility service territory and occupies an existing single-family residential (Domestic


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT


                           Rate) or multi-unit dwelling or mobile home, or is the owner or authorized representative of existing multifamily housing and who may qualify for the 2002 Statewide Residential Appliance Recycling Program. Eligible customers include customers who reside in a participating Utility service territory but who take distribution services from an entity other than a participating Utility.

                           (i) Contractor shall determine a customer's eligibility status BEFORE Contractor picks up a unit from a customer.

                           (ii) Failure to verify customer eligibility shall result in nonpayment of fees.

                  7.1.2 Customer is the owner of the Eligible Refrigerator or Freezer or possesses written consent from the actual owner to turn in the Eligible Refrigerator or Freezer.

                  7.1.3 Customer turns in no more than two Eligible Refrigerators or Freezers or one each Eligible Refrigerator and Freezer per year unless written SCE approval is obtained for any additional Eligible Refrigerator or Freezer. SCE shall not be obligated to pay Contractor the Incentive check amount or Handling Fee nor Recycling Charge for Eligible Refrigerators or Freezers picked up from an Eligible Customer that exceeds the limit of two Eligible Refrigerators or Freezers.

         7.2 ELIGIBLE REFRIGERATORS AND FREEZERS for the 2002 Statewide Residential Appliance Recycling Program shall depend on the following:

                  7.2.1 Refrigerator or freezer must be capable of cooling or freezing, or both, as applicable, at time of collection.

                  7.2.2 Refrigerator or freezer minimum size is 10 cubic feet and maximum size is 27 cubic feet.

8.       INELIGIBLE CUSTOMERS AND REFRIGERATORS AND FREEZERS

         8.1      Ineligible Customers


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  8.1.2 Low income customers who participate in a Utility's refrigerator replacement program for low-income customers in 2002.

                  8.1.3 Commercial customers who are on commercial Utility rates 8.1.4 A resident in a non-participating utility service territory.

         8.2      Ineligible Refrigerators and Freezers

                  8.2.1 Refrigerators or freezers sizes less than 10 cubic feet or greater than 27 cubic feet.

                  8.2.2    Commercial refrigerators or freezers,
                           ammonia-containing gas refrigerators, commercial freezers, and room air conditioners

                  8.2.3 Refrigerators or freezers not capable of cooling or freezing or both, as applicable.

9.       CONTRACTOR'S COMPENSATION

         9.1      Summary of Fees Payable to Contractor

         SCE shall pay to Contractor, as full compensation for completing the Work at the prices set forth. The total amount to be paid to Contractor for work performed in each Utility's service territory shall not exceed the amounts included.

         9.1.1 Recycling Charge (All Utilities). For the Contract Period, SCE shall pay to Contractor a per-unit Recycling Charge for the number of units collected pursuant to this Agreement at the price or prices set forth.

         9.1.2 Incentive Cost (All Utilities). For the Contract Period, SCE shall reimburse Contractor $35 for each Incentive check payment distributed to Program Participants under the terms and conditions set forth in this Agreement.

         9.1.3 Handling Fee (All Utilities). For the Contract Period, SCE shall pay Contractor a fee of Two Dollars ($2.00) ("Handling Fee") per CFL Pack for each CFL Pack distributed to Program. Participants under the terms and conditions set forth in this Agreement. The Handling Fee shall compensate Contractor for


                                      -14-
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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  the storage, handling and delivery of the CFL Pack, additional labor, and any and all other costs and expenses in connection with the CFL Pack Incentive, including any additional documentation and reports that may be necessary or required as a result of the CFL Pack Incentive. SCE shall not be responsible for any other compensation or reimbursement to Contractor as a result of the CFL Pack Incentive except for the Handling Fee.

         9.1.4 Marketing and Advertising Costs (PG&E and SDG&E only). During the Contract period, SCE shall pay Contractor per unit recycled (pick-up and properly disposed of) in the service territories of PG&E and SDG&E respectively, as full compensation for approved marketing activities conducted by Contractor in the service territories of PG&E and SDG&E. Contractor must submit all marketing materials to the SCE Program Manager for review and approval before using the materials. SCE will be responsible for obtaining the approvals of PG&E and SDG&E as needed.

         9.2      Payment schedule.

                  SCE shall transmit payments to Contractor for the Work (subject to offset by SCE for any amount that is unsubstantiated or found to be incorrect) as follows:

                  (i) For Incentive check reimbursement, within thirty (30) Calendar Days of receipt of Contractor's weekly invoice and approval by SCE;

                  (ii) For Recycling Charges incurred, within thirty (30) Calendar Days of receipt of Contractor's weekly invoice and approval by SCE;

                  (iii)    For CFL Pack Handling Fees incurred, within thirty
                           (30) Calendar Days of receipt of Contractor's weekly invoice and approval by SCE.

                  SCE shall attempt to review and approve all weekly invoices within 5 Business Days of receipt of a properly documented invoice.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

10.      CONTRACTOR BILLING

         10.1 On a weekly basis, in arrears, Contractor shall prepare and submit a weekly invoice to SCE to substantiate the Recycling Charges, Advertising Costs, Handling Fees, and Incentive check amounts due for Contractor's payments to Program Participants for the prior week. Contractor shall provide SCE with a weekly listing of prospective Program Participants who have been qualified as eligible for an Incentive check or CFL Pack for SCE's approval. The weekly listing shall include the date of unit pickup, the date the Incentive check was mailed, and the date the CFL Pack was provided to a Program Participant.

                  The weekly invoice shall also include the applicable ATO number, per- unit Recycling Charge for the Eligible Refrigerators and Freezers collected, processed, and recycled, and the total Handling Fee due for the CFL Packs distributed during the invoice period.

         10.2 SCE will not pay any invoice which does not contain all required documentation and information.

         10.3 SCE will not pay any invoice that includes charges (Recycling Charges, marketing/advertising costs, Incentive check amounts, or CFL Pack Handling Fees) for Work performed or services rendered more than 60 days prior to the date the invoice is received by SCE unless the delay is solely attributable to SCE's failure to timely furnish the information referenced in
                  Section 11.

         10.4 Contractor shall apply a per-unit Recycling Charge on units that have been disabled, and only for the following transactions:

         10.4.1   Collection of an Eligible Refrigerator or Freezer.

         10.4.2 Collection contact made for Eligible Refrigerator or Freezer that cannot be removed due to obstruction because of size or structural barrier provided that Contractor obtains written permission from Customer to permanently disable said unit, and Contractor then permanently disables the unit.

         10.5 Contractor shall apply a 25% per unit discount to the Recycling Charge to any additional units when two, or more in the case of multifamily, Eligible Refrigerators or Freezers are removed during a single collection appointment from Customer's residence or multifamily site.

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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  Said discount shall be clearly documented and identified in Contractor's invoice and accompanying report.

         10.6 Contractor shall submit a final invoice for the Contract Period within 15 Calendar Days after the termination of this Agreement or final Eligible Refrigerator or Freezer pickup, whichever occurs later, in hard copy and in electronic format acceptable to SCE. Failure to submit the invoice and required documentation to SCE within 15 Calendar Days may result in nonpayment of the invoice by SCE.

11.      SCE RESPONSIBILITIES

         11.1     SCE shall provide to Contractor the following services:
         11.1.1 Bi-weekly updates of Customer Records for purposes of identifying Eligible Customers.
         11.1.2   Customer exceptions lookups within five (5) Business Days of receipt of Contractor's customer's exceptions list.
         11.1.3   If SCE fails to provide Contractor the required data within the time frames specified above in this section, then the reporting time frames stipulated in Section 5 shall be extended by the number of Business Days the information is delayed.

12.      OWNERSHIP AND CUSTOMER CONFIDENTIALITY REQUIREMENTS

         12.1 Contractor, its employees, and any Subcontractors shall not disclose any Confidential Customer Information to any person other than SCE's personnel either during the term of this Agreement or after its completion, without Contractor having obtained the prior written consent of SCE, except as provided by lawful court order or subpoena and provided Contractor gives SCE advance written notice of such order or subpoena.

         12.1.1 Confidential Customer Information includes, but is not limited to, the customer's name, address and all billing and usage information. If Contractor is uncertain whether any information concerning a customer should be considered Confidential Customer Information, Contractor shall contact SCE prior to disclosing the customer information.

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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         12.1.2 Prior to any approved disclosure of Confidential Customer Information, persons receiving said information, including Contractor, its employees, or third parties, must enter into a nondisclosure agreement with SCE. Contractor agrees to require its employees and subcontractors to execute a nondisclosure agreement prior to performing any services under this Agreement.

         12.1.3 This provision does not prohibit Contractor from disclosing non-confidential information concerning the 2002 Statewide Residential Appliance Recycling Program to the CPUC in any CPUC proceeding, or any CPUC-sanctioned meeting or proceeding or other public forum.

         12.2 All materials provided by SCE to Contractor during the performance of this Agreement shall be returned to SCE after this Agreement is terminated or at the request of SCE. Contractor shall not duplicate any material furnished by SCE without prior written approval from SCE.

         12.3 All new, original information, material, and documents prepared or caused to be prepared under this Agreement by Contractor using PGC funds shall become the property of the CPUC. Such information, or derivative information, materials, and documents, shall be used by Contractor only for work performed pursuant to this Agreement, and shall not be used in Contractor's general course of business, disclosed nor revealed in any way to a third party without the prior express written consent of SCE.

         12.4 All information disclosed by Contractor to SCE during meetings or negotiations with regard to the 2002 Statewide Residential Appliance Recycling Program, and any information contained in drawings, specifications, technical reports, and data provided by contractor to SCE during performance of this Agreement, shall be held in confidence by SCE, and used only in relation to the Work pursuant to this Agreement.

         12.5     Confidential Contractor Information

         12.5.l Except as required by the CPUC, SCE, its employees and any Subcontractors of SCE shall not disclose any confidential or proprietary information provided by Contractor ("Contractor's

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  Confidential Information") to any person other than Contractor's personnel, either during the term of the Agreement, or after its completion, without having obtained the prior written consent of Contractor. By way of example, Contractor's Confidential Information shall include, without limitation, Contractor's systems for oil degassing, CFC recovery, CFC-11 and HCFC and HCF recovery and Contractor's computer software. Prior to any approved disclosure, persons to receive Contractor's Confidential Information, including SCE, its employees or any third-party, must enter into a nondisclosure agreement with Contractor. SCE agrees to require its employees to execute appropriate nondisclosure agreements prior to any contact with, or evaluation of Contractor's Confidential Information.

         12.5.2 SCE agrees that, without the prior written consent of Contractor, it will not, during the term or after termination of this Agreement, directly or indirectly, disclose to any individual, corporation, or other entity, or use for its own or such other's benefit, any of Contractor's Confidential Information, whether reduced to written or other tangible form, which:

                  (i) Is not generally known to the public or in the industry;

                  (ii) Has been treated by Contractor or any of its subsidiaries as confidential or proprietary; and

                  (iii) Is of a competitive advantage to Contractor or any of its subsidiaries and in the confidentiality of which Contractor or any of its subsidiaries has a legally protectable interest.

         12.5.3 Contractor's Confidential Information which becomes generally known to the public or in the industry, or, in the confidentiality of which, Contractor and its subsidiaries cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Section 12.

13.      CONFLICT OF INTEREST

         Contractor agrees that time is of the essence for the services described herein. Contractor further agrees that any agreement it has, or in which it may enter with other parties (e.g., utilities or government agencies) for a

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         recycling program, shall not detrimentally affect the quality or timeliness of Contractor's performance of the services required under this Agreement.

14.      RIGHT TO AUDIT

         SCE or its designated representatives shall have the right to periodically review and copy during normal business hours, the records and documents in Contractor's possession or under its control, relating to the Work, upon reasonable advance written notice to Contractor. This right to audit shall extend for a period of three (3) years beyond the termination or cancellation of this Agreement. Contractor agrees to allow the auditor(s) reasonable access to such records during normal business hours and to allow interviews of any employees who might reasonably have information related to such records. Further, Contractor agrees to contractually require all Subcontractors to provide access to relevant records and staff of all Subcontractors concerning the Work.

15.      CHANGES

         Changes to this Agreement shall be made by mutual agreement of the Parties through a written amendment to the Agreement. Such written amendment may be incorporated into this Agreement through a subsequent Purchase Order or Change Order.

16.      PERMITS, CODES, AND STATUTES

         16.1 Contractor shall perform the Work set forth in this Agreement in accordance with all applicable federal, state, and local laws, rules, and/or ordinances. Prior to performance of any services, Contractor shall, at its own cost, have obtained, and shall have required all Subcontractors to obtain, all licenses and permits required by law, rule, regulation, and ordinance, or any of them, to engage in the activities required in connection with this transaction. Contractor also represents and warrants that, to the best of its knowledge, based upon reasonable and prudent inquiry, any storage site and any disposal facility to which the Hazardous Materials may be moved are in compliance with any and all federal, state and local laws and regulations pertaining thereto and that such storage sites and disposal facilities are suitable and may lawfully receive and/or dispose of the Hazardous materials.

         16.2 Contractor shall comply with all applicable local, state, and federal safety and health laws in effect an the date of this Agreement,

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  including, but not limited to, EPA, California EPA, RCRA, the Occupational Safety and Health Act of 1970 (OSHA), and all standards, rules, regulations, and orders issued pursuant to such local, state, and federal safety and health laws. Should any such law, rule, or regulation be enacted or promulgated subsequent to the date of this Agreement, which renders Contractor's performance impractical, Contractor and SCE shall, in good faith, negotiate an amendment to this Agreement reasonably compensating Contractor for its additional costs.

17.      WARRANTY

         Contractor warrants to SCE that the Work shall be performed in a competent manner, in accordance with this Agreement, and that the acceptance, handling, storage, recycling, and disposal of the Eligible Refrigerators and Freezers and the Hazardous Materials shall be in accordance with (i) the requirements of this Agreement, and (ii) the applicable local, state, and federal laws and regulations in effect at the time of the Work performed.

18.      TITLE

         18.1 Title to the Hazardous Materials shall pass to Contractor when Contractor collects Eligible Refrigerators and Freezers from customers.

         18.2 Title of collected Eligible Refrigerators and Freezers shall pass to Contractor.

19.      INSURANCE

         19.1 Without limiting Contractor's liability to SCE, including the requirements of Section 20, Indemnity, Contractor shall maintain for the Work, and shall require that each Subcontractor maintain, at all times during the Work and at its own expense, valid and collectible insurance as described below. This insurance shall not be terminated, expire, not be materially altered, except on thirty (30) Calendar Days prior written notice to SCE. Contractor shall furnish SCE with certificates of insurance and forms acceptable to SCE and shall require each Subcontractor to furnish Contractor with certificates of insurance, as evidence that policies do provide the required coverage and limits of insurance listed below. Such certificates shall be furnished to SCE's Program Manager by Contractor WITHIN 30 DAYS OF EXECUTION OF THIS AGREEMENT, and by Subcontractor upon receipt of its subcontract, but in any event prior to start of its portion of the Work. Any other

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  insurance carried by SCE, its officers, agents, and employees, which may be applicable, shall be deemed to be excess insurance, and Contractor's insurance shall be deemed primary for all purposes notwithstanding any conflicting provision in Contractor's policies to the contrary.

                  (i) Workers' Compensation Insurance with statutory limits, as required by the state in which the Work is performed, and Employer's Liability Insurance with limits of not less than $5,000,000. Carriers furnishing such insurance shall be required to waive all rights of subrogation against SCE, its officers, agents, employees, and other contractors and subcontractors.

                  (ii) Comprehensive Bodily Injury and Property Damage Liability Insurance, including owners, and contractors' protective liability, product/completed operations liability, contractual liability, and coverage for liability incurred as a result of sudden and accidental discharge, dispersal, release or escape of polluting materials, (excluding automobile) with a combined single limit of not less than $3,000,000 for each occurrence. Such insurance shall:
                           (a) acknowledge SCE, its officers, agents, and employees, and additional insureds; (b) be primary for all purposes; and (e) contain standard cross-liability provisions.

                  (iii) Automobile Bodily Injury and Property Damage Liability Insurance with a combined single limit of not less than $3,000,000 for each occurrence. Such insurance shall cover liability arising out of the use by Contractor and Subcontractors of owned, non owned and hired automobiles in the performance of the Work. As used herein, the term "automobile" means vehicles licensed or required to be licensed under the Vehicle Code of the state in which the Work is performed. Such insurance shall acknowledge SCE as an additional insured and be primary for all purposes.

                  (iv) Environmental Impairment Expense Insurance with a combined single limit of not less than $5,000,000 for each occurrence and overall limits of $10,000,000. Such insurance shall provide coverage for necessary costs or expense of removing, cleaning- up, transporting, nullifying, and, rendering ineffective, or any of them, any substance which has caused environmental impairment and such insurance shall contain no exclusions for

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                           non-sudden and/or non-accidental discharge, release or escape of polluting materials. Such insurance shall acknowledge SCE as an additional insured and be primary for all purposes.

                           Contractor shall report immediately to SCE and confirm in writing any injury, loss, or damage incurred by Contractor or Subcontractors in excess of $500.00, or its receipt of notice of any claim by a third party in excess of $500.00, or any occurrence that might give rise to such claim.
                           If Contractor fails to comply with any of the provisions of this Section 19, Contractor shall, at its own cost, defend, indemnify, and hold harmless SCE, its officers, agents, employees, assigns, and successors in interest, from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs, including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to any property to the extent that SCE would have been protected had Contractor complied with all of the provisions of this Section 19.

20.      INDEMNITY

         20.1 Contractor shall, at its own cost, indemnify, defend, reimburse, and hold harmless SCE, PG&E, and SDG&E, their officers, directors, employees, agents, assigns, and successors in interest, from and against any and all liability, damages, losses, claims, suits, demands, actions, causes of action, costs, expenses, including attorney's fees and expenses, or any of them resulting from the death or injury to any person or damage to or destruction of any property caused by Contractor, Subcontractors, and employees, officers and agents of either Contractor or Subcontractors, or any of them, and arising out of or attributable to the performance or nonperformance of Contractor's obligations under this Agreement and including, without limitation, failure to comply fully with every federal, state, or local law, statute, regulation, rule, ordinance, or government directive which directly or indirectly regulates or affects the handling, storage, recycling, or disposal of the Hazardous Materials to be managed by Contractor hereunder.

                  In all cases of death or injury to employees, officers or agents of either Contractor or Subcontractors, whether or not caused by Contractor,

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  SCE, PG&E, or SDG&E, shall be indemnified by Contractor for any and all liability except to the extent such death or injury results from the negligence of SCE, PG&E, or SDG&E.

         20.2 Contractor shall, at its own cost, indemnify, defend, reimburse, and hold harmless SCE, PG&E, and SDG&E, their officers, directors, employees, and agents, assigns, and successors in interest, from and against any and all liability imposed upon, or to be imposed upon SCE PG&E, or SDG&E as applicable, under any law imposing liability for the environmental clean-up of the Hazardous Materials at any location (other than SCE's property) where the Hazardous Materials have been placed, stored or disposed of in the performance or nonperformance of Contractor's obligations under this Agreement, or any other site to which the Hazardous Materials have migrated.

         20.3 The indemnities set forth in this Section 20 shall not be limited by the insurance requirements set forth in Section 19.

21.      TERM AND TERMINATION

         21.1 This Agreement shall commence on April 1, 2002 and continue in effect until one of the following occurs: (a) December 31, 2002; (b) SCE determines that Contractor has picked up all units called in prior to December 31, 2002; (c) SCE determines that Contractor has exhausted all available funding; (d) SCE learns that Contractor has filed a petition in bankruptcy or that an involuntary petition ha been filed against Contractor and said petition(s); OR (e) the CPUC discontinues funding for the 2002 Statewide Residential Appliance Recycling Program or this Agreement.

         21.2 Either Party may terminate the Agreement for any reason by providing thirty (30) Calendar Days advance written notice to the other Party. The termination shall become effective on the last day of said notice period ("Termination Date"). Contractor shall be paid for all Work performed prior to the Termination Date. In such event, SCE shall only be obligated to pay contractor for such Eligible Refrigerators and Freezers actually collected by Contractor for recycling as of the Termination Date, and shall not be obligated to pay Contractor for units not collected.

         21.3 In the event of termination pursuant to this Section 21, Contractor and SCE shall work cooperatively to facilitate the termination of the 2002 Statewide Residential Appliance Recycling Program.

                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         21.4 Each Party shall immediately provide at no cost to the other any testimony, or any communications with the CPUC, or any board, division, committee or member thereof, which could reasonably be anticipated to affect the 2002 Statewide Residential Appliance Recycling Program or which addresses it in any manner.

22.      WRITTEN NOTICES

         22.1 Any written notice, demand or request required or authorized in connection with this Agreement, shall be deemed properly given if delivered in person or sent by facsimile, nationally recognized overnight courier, or first class mail, postage prepaid, to the address specified below, or to another address specified in writing by SCE as follows:

         SCE:              Southern California Edison Company
                           Refrigerator/Freezer Recycling Program Manager 2244 Walnut Grove Avenue - Quad 2A
                           Rosemead, CA 91770
                           (626) 302-8626 telephone
                           (626) 302-1834 facsimile

         CONTRACTOR:       ARCA, Inc.
                           Attention: Mr. Jack Cameron, President
                           7400 Excelsior Boulevard
                           Minneapolis, MN 55426
                           (952) 930-1717 telephone
                           (952) 930-1800 facsimile


         22.2 Notices shall be deemed received (a) if personally or hand-delivered, upon the date of delivery to the address of the person to receive such notice if delivered before 5:00 p.m., or otherwise on the Business Day following personal delivery; (b) if mailed, three (3) Business Days after the date the notice is postmarked; (e) if by facsimile, upon electronic confirmation of transmission, followed by telephone notification of transmission by the noticing Party; or (d) if by overnight courier: on the Business Day following delivery to the overnight courier within the time limits set by that courier for next-day delivery.

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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

23.      SUBCONTRACTS

         23.1 Contractor shall contractually require each Subcontractor to be bound by general terms and conditions protecting each participating Utility which are equivalent to the terms and conditions of this Agreement.

         23.2 Contractor shall, at all times, be responsible for the Work, and acts and omissions, of Subcontractors and persons directly or indirectly employed by them for services in connection with the Work. This Agreement shall not constitute a contractual relationship between any Subcontractor and SCE nor any obligation for payment by SCE to any Subcontractor.

24.      INDEPENDENT CONTRACTOR

         The Contractor, and its employees, Subcontractors, and agents of Contractor in the performance of this Agreement, shall act in an independent capacity and not as officers or employees or agents of SCE.

25.      NON-DISCRIMINATION CLAUSE

         Contractor and its Subcontractors shall not unlawfully discriminate, harass, or allow harassment against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (cancer), age (over 40), marital status, and denial of family care leave. Contractor and Subcontractors shall insure that the evaluation and treatment of their employees and applicants for employment are free from such discrimination and harassment. Contractor and its Subcontractors shall comply with the provisions of the Fair Employment and Housing Act (Government Code
         Section 12990 (a-f) et seq.) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285 et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations, are incorporated into this Agreement by reference and made a part hereof as if set forth in full. Contractor and its Subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other Agreement.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         Contractor shall include the nondiscrimination and compliance provisions of this clause in all subcontracts for the Work.

26.      CPUC AUTHORITY TO MODIFY

         This Agreement shall at all times be subject to such changes or modifications by the CPUC as it may from time to time direct in the exercise of its jurisdiction.

27.      NON-WAIVER

         None of the provisions of this Agreement shall be considered waived by either Party unless such waiver is specifically stated in writing.

28.      ASSIGNMENT

         SCE may be required to assign its rights, duties and obligations under this Agreement to the CPUC and/or its designee. Contractor hereby consents to such assignment. Other than the aforementioned assignment, neither Party shall delegate or assign this Agreement or any part or interest thereof, without the prior written consent of the other Party, and any assignment without such consent shall be void and of no effect.

29.      FORCE MAJEURE

         Failure of Contractor to perform any of the provisions of this Agreement by reason of any of the following shall not constitute an event of default or breach of this Agreement: strikes, picket lines, boycott efforts, earthquakes, fires, floods, war (whether or not declared), revolution, riots, insurrections, acts of God, acts of government (including, without limitation, any agency or department of the United States of America), acts of the public enemy, scarcity or rationing of gasoline or other fuel or vital products, inability to obtain materials or labor, or other causes which are reasonably beyond the control of the Contractor.

30.      DISPUTE RESOLUTION

         30.1 Should any dispute arise between the Parties regarding this Agreement, the Parties agree to enter into good faith negotiations as


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

                  soon as practicable to resolve such disputes within five (5) Business Days of receipt of a written notice describing the dispute. If the Parties are unable to resolve the dispute, the Parties agree to refer the matter to the Energy Division for resolution by the CPUC.

         30.2 All negotiations, mediation and/or arbitration conducted pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations, to which Section 1119 of the California Evidence Code shall apply, and Section 1119 is incorporated herein by reference.

         30.3 Notwithstanding the foregoing provisions, a Party may seek a preliminary injunction or other provisional judicial remedy if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

         30.4 Each Party is required to continue to perform their obligations under this Agreement that are not related to the dispute, pending final resolution of a dispute arising out of or relating to this Agreement.

31.      SEVERABILITY

         In the event that any of the terms, covenants or conditions of this Agreement, or the application of any such term, covenant or condition, shall be held invalid as to any person or circumstance by any court, regulatory agency, or other regulatory body having jurisdiction, all other terms, covenants, or conditions of this Agreement and their application shall not be affected thereby, but shall remain in full force and effect, unless a court, regulatory agency, or other regulatory body holds that the provisions are not separable from all other provisions of this Agreement.

32.      GOVERNING LAW

         This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California. Any action brought to enforce or interpret this Agreement shall be filed in Los Angeles County, California.


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

33.      SECTION HEADINGS

         Section headings appearing in this Agreement are for convenience only and shall not be construed as interpretations of text.

34.      SURVIVAL

         Notwithstanding completion or of this Agreement, the Parties shall continue to be bound by the provisions of this Agreement which by their nature survive such completion or termination. Such provisions shall include, but not be limited to, Contractor's indemnity protecting SCE, PG&E, and SDG&E from any liability for environmental clean up arising out of Contractor's Work.

35.      NONRELIANCE

         Neither Party has relied upon any representation, warranty, projection, estimate or other communication from the other not specifically so identified in this Agreement.

36.      ATTORNEYS'FEES

         In the event of any legal action or other proceeding between the Parties arising out of this Agreement or the transactions contemplated herein, the prevailing Party in such legal action or proceeding shall be entitled to have and recover from the other Party all costs and expenses incurred therein, including reasonable attorneys' fees.

37.      COOPERATION

         Each Party agrees to cooperate with the other Party in whatever manner reasonably required to facilitate the successful completion of this Agreement.

38.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement and understanding between the Parties and merges and supersedes all prior representations and discussions


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                2002 STATEWIDE RESIDENTIAL REFRIGERATOR RECYCLING
                                    AGREEMENT

         pertaining to this Agreement, including Contractor's proposal. Any changes, exceptions, or different terms and conditions proposed by Contractor are hereby rejected unless expressly stated in this Agreement.

39.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.




         ARCA CALIFORNIA INC.                 SOUTHERN CALIFORNIA
                                              EDISON COMPANY

         By: /s/ Jack Cameron                 By:  /s/ Pamela Bass
             --------------------------            ----------------------------
         Its:  President                      Its:  Sr. Vice President
         Date: June 18, 2002                  Date: July 10, 2002


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